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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                                K N Energy, Inc.

             (Exact name of registrant as specified in its charter)

                 KANSAS                                     48-0290000
         (State or other jurisdiction of                    (I.R.S. Employer
         incorporation or organization)                     Identification No.)

         370 Van Gordon Street                                      Martha B. Wyrsch
            P.O. Box 281304                        Vice President, Deputy General Counsel & Secretary
    Lakewood, Colorado 80228-8304                    370 Van Gordon Street, P.O. Box 281304
             (303) 989-1740                                 Lakewood, Colorado 80228-8304
                                                                    (303) 989-1740
                                                   (Name, address, including zip code, and telephone number,
                                                            including area code, of agent for service)


                               K N ENERGY, INC.
               1992 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                             (Full Title of Plan)

=========================================================================================================================
                                                            Proposed           Proposed
                                                            maximum            maximum
            Title of each class of          Amount to       offering price     aggregate             Amount of
         securities to be registered       be registered    per unit (1)       offering price (1)    registration fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                    200,000          $32.75             $6,550,000            $1,310
  $5.00 per share
- -------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f), the registration fee was computed on the basis of the average of the high and low prices of a share of Common Stock of K N reported on the New York Stock Exchange Composite Tape on July 8, 1996.

                       ----------------------------------

This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock available for issuance under the 1992 Stock Option Plan for Nonemployee Directors. The contents of the registrant's Form S-8 Registrant Statement (No. 33-46999) relating to the same employee benefit plan are incorporated by reference in this registration statement.

INFORMATION NOT REQUIRED IN PROSPECTUS

         The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:

Exhibit
Number                    Description
- ------                    -----------

5.1 Opinion of Martha B. Wyrsch, Vice President, Deputy General Counsel and Secretary of K N Energy, Inc.

23.1                      Consent of Martha B. Wyrsch (included in Exhibit 5.1)

23.2                      Consent of Arthur Andersen & Co.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on the 9th day of July, 1996.

                             K N ENERGY, INC.


                             By:       /s/ Clyde E. McKenzie
                                ------------------------------------------------
                                      Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 9, 1996.

         Signature                                                  Title
         ---------                                                  -----
(i)      Principal executive officer:


         /s/ Larry D. Hall                                  Chairman of the Board, President and
- ---------------------------------------------------                 Chief Executive Officer
         (Larry D. Hall)

(ii)     Principal financial officer:


         /s/ Clyde E. McKenzie                             Vice President and Chief Financial Officer
- ---------------------------------------------------
         (Clyde E. McKenzie)

(iii)    Directors:


         /s/ Edward H. Austin, Jr.
- ---------------------------------------------------
         (Edward H. Austin, Jr.)


         /s/ Charles W. Battey
- -------------------------------------------
         (Charles W. Battey)


         /s/ Stewart A. Bliss
- -------------------------------------------
         (Stewart A. Bliss)


         /s/ David W. Burkholder
- -------------------------------------------
         (David W. Burkholder)


         /s/ David M. Carmichael
- -------------------------------------------
         (David M. Carmichael)


         /s/ Robert H. Chitwood
- -------------------------------------------
         (Robert H. Chitwood)




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

         /s/ Howard Coghlan
- -------------------------------------------
         (Howard Coghlan)


         /s/ Robert B. Daugherty
- -------------------------------------------
         (Robert B. Daughterty)


         /s/ Jordan L. Haines
- -------------------------------------------
         (Jordan L. Haines)


         /s/ William J. Hybl
- -------------------------------------------
         (William J. Hybl)


         /s/ Ed Randall, III
- -------------------------------------------
         (Ed Randall, III)


         /s/ James C. Taylor
- -------------------------------------------
         (James C. Taylor)


         /s/ H.A. True, III
- -------------------------------------------
         (H.A. True, III)




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
                               INDEX TO EXHIBITS

Exhibit                                                                   Page
- -------                                                                   ----
5.1              Opinion of Martha B. Wyrsch regarding the legality       6
                 of the securities.

23.1             Consent of Martha B. Wyrsch (included in                 6
                 Exhibit 5.1 hereof)

23.2             Consent of Arthur Andersen & Co.                         7




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